ACCUMULATOR [COMBINATION GMDB/GMIB BENEFIT (PLAN A)/
                                                   GMDB ONLY BENEFIT (PLAN B)]

                                     DATA


PART A -- THIS PART LISTS YOUR PERSONAL DATA.
------

OWNER:      [John Doe]

ANNUITANT:  [John Doe]                                Age: [60]   Sex: [Male]

CONTRACT:  GROUP ANNUITY CONTRACT NO. AC 7625

CERTIFICATE NUMBER:     [00000]

      ENDORSEMENTS ATTACHED: Endorsement Applicable to Non-Qualified
                               Certificates
                             Endorsement Applicable to Market Value
                               Adjustment Terms

      ISSUE DATE:             [January 1, 1996]

      CONTRACT DATE:          [January 1, 1996]

ANNUITY COMMENCEMENT DATE:    [January 22, 2021]

      THE MAXIMUM MATURITY AGE IS AGE [90] -- SEE SECTION 7.03. The Annuity Commencement Date may not be later than the Processing Date which follows the Annuitant's [90th] birthday.

BENEFICIARY:      [Jane Doe]

SUCCESSOR OWNER/ANNUITANT: [Applicable if Owner and Annuitant are the same and beneficiary is the spouse at the time of election and time of Owner/Annuitant's death] [Jane Doe]


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DATA PAGES (CONT'D)


PART B -- THIS PART DESCRIBES CERTAIN PROVISIONS OF YOUR CERTIFICATE.
------
INITIAL CONTRIBUTION RECEIVED (SEE SECTION 3.02):     [$10,000.00]

INVESTMENT OPTIONS AVAILABLE (SEE PART II); YOUR ALLOCATION IS ALSO SHOWN.

INVESTMENT OPTIONS                              ALLOCATION (SEE SECTION 3.01)
------------------                              -----------------------------
o      [CONSERVATIVE INVESTORS FUND
o      GROWTH INVESTORS FUND
o      GROWTH AND INCOME FUND                             $2,500.00
o      COMMON STOCK FUND
o      GLOBAL FUND
o      INTERNATIONAL FUND
o      AGGRESSIVE STOCK FUND                              $2,500.00
o      MONEY MARKET FUND
o      INTERMEDIATE GOVERNMENT SECURITIES FUND

o      GUARANTEE PERIODS (CLASS I)
         EXPIRATION DATE AND GUARANTEED RATE
         FEBRUARY 15, 1997                                $2,500.00
         FEBRUARY 15, 1998                                $2,500.00
         FEBRUARY 15, 1999
         FEBRUARY 15, 2000
         FEBRUARY 15, 2001
         FEBRUARY 15, 2002
         FEBRUARY 15, 2003
         FEBRUARY 15, 2004
         FEBRUARY 15, 2005
         FEBRUARY 15, 2006]
                                                 -------------------
                                                 TOTAL: [$10,000.00]

[Investment Options shown are Investment Funds of our Separate Account No. [45] and Guarantee Periods shown are in the Guaranteed Period Account. See Endorsement Applicable to Market Value Adjustment Terms.]

"TYPES" OF INVESTMENT OPTIONS (SEE SECTION 4.02):   Not applicable

GUARANTEED INTEREST ACCOUNT (SEE SECTION 2.01):     Not available under this
                                                    Certificate


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DATA PAGES (CONT'D)

BUSINESS DAY (SEE SECTION 1.05): A Business Day for this Certificate will mean any day on which the New York Stock Exchange is open for trading.

PROCESSING DATES (SEE SECTION 1.20): A Processing Date is each Contract Date anniversary.

AVAILABILITY OF INVESTMENT OPTIONS (SEE SECTION 2.04): (See Data pages, Part C; Allocation Restrictions)

ALLOCATION OF CONTRIBUTIONS (SEE SECTION 3.01): [Except as indicated below, your initial and any subsequent Contributions are allocated according to your instructions. No more than [60%] of any Contribution may be allocated to the Guaranteed Period Account.]

[If you have elected Principal Assurance in the application then a portion of your initial Contribution is allocated by us to a Guarantee Period you have selected. The remaining portion of your initial Contribution is allocated to the Investment Funds according to your instructions. Any subsequent Contributions will be allocated according to your instructions. ( See Data pages, Part C; Allocation Restrictions)]

CONTRIBUTION LIMITS (SEE SECTION 3.02):  [Initial Contribution minimum:
[$5,000]. Subsequent Contribution minimum: [$1,000]. Subsequent Contributions can be made at any time until the Annuitant attains age 84. We may refuse to accept any Contribution if the sum of all Contributions under your Certificate would then total more than [$1,000,000]. We reserve the right to limit aggregate Contributions made after the first Contract Year to 150% of first year Contributions. We may also refuse to accept any contribution if the sum of all contributions under all Equitable annuity accumulation certificates/contracts you own would then total more than [$2,500,000].]

TRANSFER RULES (SEE SECTION 4.02):  (See Data pages, Part C)

ALLOCATION OF WITHDRAWALS (SEE SECTION 5.01): Lump Sum Withdrawals - You must provide withdrawal instructions indicating from which Investment Options the Lump Sum Withdrawal and any withdrawal charge will be taken.

MINIMUM WITHDRAWAL AMOUNT (SEE SECTION 5.01):  [Lump Sum Withdrawals minimum
- $1,000; Systematic Withdrawals minimum - $250.]

MINIMUM AMOUNT OF ANNUITY ACCOUNT VALUE AFTER A WITHDRAWAL (SEE SECTION 5.02):
Requests for a withdrawal must be for either (a) [90%] or less of the Cash Value or (b) 100% of the Cash Value (surrender of the Certificate).

We will NOT exercise our rights, described in Sections 5.02(b) and 5.02(c), to terminate the Certificate.


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DATA PAGES (CONT'D)

DEATH BENEFIT AMOUNT (SEE SECTION 6.01):

The sum of:

      (1) The Annuity Account Value in the Investment Funds, or, if greater, the guaranteed minimum death benefit defined below; and

      (2) The death benefit amount provided with respect to the Endorsement Applicable to Market Value Adjustment Terms. (See Data pages, Part C)

      Guaranteed Minimum Death Benefit (GMDB)
      The GMDB is determined daily. On the Contract Date, the GMDB is equal to the portion of the initial Contribution allocated to the Investment Funds. Thereafter, the GMDB is equal to (a) the GMDB determined on the immediately preceding Business Day, plus (b) any subsequent Contributions and transfers into the Investment Funds, less (c) any transfers and withdrawals from such Funds. In addition, interest (see below) is credited to and becomes part of the GMDB on each Processing Date.

      6% to 80 Benefit - Interest will be credited at the effective annual GMDB interest rate of 6% (3% for amounts in the Money Market Fund) through age 80, and 0% thereafter. Contributions, transfers and withdrawals during the Contract Year will be taken into account.

      Withdrawals and transfers out of the Investment Funds generally cause a reduction in the GMDB on a dollar-for-dollar basis. However, if on any Transaction Date, (i) the GMDB exceeds the Annuity Account Value and
      (ii) the sum of withdrawals and transfers out of the Investment Funds is greater than 6% of the beginning of year GMDB, the GMDB will be reduced on a pro rata basis on the Transaction Date. The amount of the reduction will be determined by dividing the amount of the withdrawal by the Annuity Account Value on the Transaction Date and multiplying this percentage by the then current GMDB.

      [Applicable for successor Owner/Annuitant election at issue] On the Processing Date following your death, if the successor Owner/Annuitant election is in effect at your death, the GMDB will be reset at the greater of the current GMDB and the current Annuity Account Value in the Investment Funds. The GMDB interest rate will subsequently be credited based on the age (as of the Processing Date) of the successor Owner/Annuitant. [Applicable to Plan A only] [For such Certificates, the guaranteed minimum income benefit will continue to be available on Contract Date anniversaries seven and later based on the Contract Date of this Certificate, provided the guaranteed minimum income benefit is exercised as specified below under "Guaranteed Minimum Income Benefit," based on the age of the successor Owner/Annuitant.]

NORMAL FORM OF ANNUITY (SEE SECTION 7.04):  [Life Annuity 10 Year Period
Certain]


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DATA PAGES (CONT'D)

AMOUNT OF ANNUITY BENEFIT (SEE SECTION 7.05): The amount applied to provide the Annuity Benefit will be (1) the Annuity Account Value for any life annuity form or (2) the Cash Value for any period certain only annuity form except that if the period certain is more than five years the amount applied will be no less than 95% of the Annuity Account Value.

INTEREST RATE TO BE APPLIED IN ADJUSTING FOR MISSTATEMENT OF AGE OR SEX (SEE
SECTION 7.06): [6% per year]

MINIMUM AMOUNT TO BE APPLIED TO AN ANNUITY (SEE SECTION 7.06): [$2,000, as well as minimum of $20 for initial monthly annuity payment.]

[Applicable to Plan A only]
GUARANTEED MINIMUM INCOME BENEFIT (GMIB) (SEE SECTION 7.08): You may apply your Annuity Account Value in the Investment Funds during the period of time indicated below to purchase a minimum amount of guaranteed lifetime income under our Assured Payment Plan (Life Annuity with a Period Certain) Certificate. The Assured Payment Plan (Life Annuity with a Period Certain) provides payments during a period certain with payments continuing for life thereafter. The period certain will be based on your age at issue of the Assured Payment Plan Certificate. For level payments the period certain will be 10 years for issue ages 60 through 80; and 90 less your issue age for issue ages 81 through 83. For increasing payments the period certain will be 15 years for issue ages 60 through 70; 12 years for issue ages 71 through 75; 9 years for issue ages 76 through 80; and 6 for issue ages 81 through 83.

The GMIB is available only if it is exercised within 30 days following the 7th or later Contract Date anniversary under this Certificate; provided it is not purchased earlier than your age 60, nor later than age 83.

On the Transaction Date the amount of periodic lifetime income to be purchased under the Assured Payment Plan will be based on an amount equal to the GMDB described above (reduced by any remaining withdrawal charges) divided by guaranteed maximum annuity purchase rates under the Certificate. The guaranteed maximum annuity purchase rates are based on (i) interest at 2.5% if the GMIB is exercised within 30 days following a Contract Date anniversary in years 7 through 9 and at 3.0% if exercised within 30 days following the 10th or later Contract Date anniversary and (ii) mortality based on the 1983 Individual Annuity Mortality Table "a" projected with modified Scale G. See the Guaranteed Minimum Income Benefit Table of Guaranteed Maximum Annuity Purchase Rates attached.

If you have Annuity Account Value in the Guaranteed Period Account under your Certificate as of the Transaction Date that you exercise the GMIB, such Annuity Account Value will also be applied (at current annuity purchase rates) towards the purchase of payments under the Assured Payment Plan.


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DATA PAGES (CONT'D)

When you exercise the GMIB, we automatically determine whether the application of your Annuity Account Value in the Investment Funds at current purchase rates under the Assured Payment Plan (with a period certain as specified above) would produce higher lifetime income, and if so, the higher income would be provided.

WITHDRAWAL CHARGES (SEE SECTION 8.01): [A withdrawal charge will be imposed as a percentage of each Contribution made to the extent that a withdrawal exceeds the Free Corridor Amount as discussed in Section 8.01 or, if the Certificate is surrendered to receive the Cash Value. We determine the withdrawal charge separately for each Contribution in accordance with the table below.]

                                          Current and Maximum
                                             Percentage of
                   Contract Year             Contributions
                   -------------          -------------------
                       [1                        7.00%
                        2                        6.00%
                        3                        5.00%
                        4                        4.00%
                        5                        3.00%
                        6                        2.00%
                        7                        1.00%
                   8 and later                   0.00%]

[The applicable withdrawal charge percentage is determined by the Contract Year in which the withdrawal is made or the Certificate is surrendered, beginning with "Contract Year 1" with respect to each Contribution withdrawn or surrendered. For purposes of the table, for each Contribution, the Contract Year in which we receive that Contribution is "Contract Year 1."]

[Withdrawal charges will be deducted from the Investment Options from which each withdrawal is made in proportion to the amount being withdrawn from each Investment Option.]

FREE CORRIDOR AMOUNT (SEE SECTION 8.01): [[15%] of Annuity Account Value at the beginning of the Contract Year minus any amount previously withdrawn during the Contract Year. Amounts withdrawn up to the Free Corridor Amount will not be deemed a withdrawal of Contributions.]

[Withdrawals in excess of the Free Corridor Amount will be deemed withdrawals of Contributions in the order in which they were made (that is, the first-in, first-out basis will apply).]

[The Free Corridor Amount does not apply when calculating the withdrawal charge applicable upon a surrender.]


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DATA PAGES (CONT'D)

CHARGES DEDUCTED FROM ANNUITY ACCOUNT VALUE (SEE SECTION 8.02):

      (a) Distribution Fee: [A distribution fee is deducted in an amount of [0.20%] of each Contribution received during the first Contract Year. This charge is deducted on each of the first seven Processing Dates (so long as the Certificate is in force). [0.20%] is the maximum we will charge.]

      (b) [Applicable to Plan A] Combined GMDB/GMIB Charge: [We deduct annually on each Processing Date an amount equal to [0.45%] of the GMDB in effect on such Processing Date. [0.45%] is the maximum we will charge.]

            [Applicable to Plan B] GMDB Charge: [We deduct annually on each Processing Date an amount equal to [0.20%] of the GMDB in effect on such Processing Date. [0.20%] is the maximum we will charge]

      (c) Annual Contract Fee: [An administrative charge of [$30] per Contract Year is incurred at the beginning of each Contract Year and deducted on each Processing Date. [$30] is the maximum amount we will charge.] [If the initial Contribution equals $25,000 or more, this charge will be zero.]

      (d) Premium Taxes: [A charge for any applicable premium tax generally will be deducted from the amount applied to provide an Annuity Benefit under Section 7.02. In certain states, however, we may deduct the charge from Contributions rather than at the Annuity Commencement Date.]

All of the above charges will be deducted from the Annuity Account Value in the Investment Funds on a pro rata basis. If there is insufficient value in the Investment Funds, all or a portion of the charges in (a), (c) and (d) will be deducted from the Annuity Account Value with respect to the Guarantee Periods in order of the earliest Expiration Date(s) first. The charge in (b) will always be deducted from the Annuity Account Value in the Investment Funds on a pro rata basis. Also, if you surrender the Certificate or it is terminated during a Contract Year before the next Processing Date, we will deduct any annual contract fee in (c) incurred but not yet deducted.

WITHDRAWAL PROCESSING CHARGE (SEE SECTION 8.02): [We reserve the right to impose an administrative charge of the lesser of $25 and 2.0% of the amount withdrawn for each Lump Sum Withdrawal after the fifth in a Contract Year.]

DAILY SEPARATE ACCOUNT CHARGES (SEE SECTION 8.04):

Mortality and Expense Risk Charge:
                Current and Maximum       [Annual rate of 0.90% (equivalent
                                          to a daily rate of 0.002477%).]

Asset Based Administrative Charge:
                Current and Maximum       [Annual rate of 0.25% (equivalent
                                          to a daily rate of 0.000692%).]


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DATA PAGES (CONT'D)

PART C -- THIS PART LISTS THE TERMS WHICH APPLY TO THE ENDORSEMENT APPLICABLE
------    TO MARKET VALUE ADJUSTMENT TERMS (MVA ENDORSEMENT).

ALLOCATION RESTRICTIONS (SEE SECTION 3.01): If the Annuitant is age 76 or above, allocations may be made only to Guarantee Periods with maturities of five years or less; however, in no event may allocations be made to Guarantee Periods with maturities beyond the February 15th immediately following the Annuity Commencement Date.

TRANSFERS AT EXPIRATION DATE (SEE ITEM 1 OF MVA ENDORSEMENT): If no election is made with respect to amounts in the Guaranteed Period Account as of the Expiration Date, such amounts will be transferred into the Guarantee Period with the earliest Expiration Date.

MARKET VALUE ADJUSTMENT (MVA) ON TRANSFERS AND WITHDRAWALS (SEE ITEM 2 OF MVA ENDORSEMENT): The MVA (positive or negative) resulting from a withdrawal or transfer of a portion of the amount in a Guarantee Period will be a percentage of the MVA that would be applicable upon a withdrawal of all the Annuity Account Value from a Guarantee Period. This percentage is determined by (i) dividing the amount of the withdrawal or transfer from the Guarantee Period by
(ii) the Annuity Account Value in such Guarantee Period prior to the withdrawal or transfer.

TRANSFER RULES (SEE SECTION 4.02): Transfers are permitted to or from the Guaranteed Period Account or among the Guarantee Periods once per quarter during each Contract Year at any time during the quarter. Guarantee Periods to which transfers may be made are limited based on the attained age of the Annuitant (see Allocation Restrictions above).

MVA FORMULA (SEE ITEM 3 OF MVA ENDORSEMENT): The Guaranteed Rate for new allocations to a Guarantee Period is the rate we have in effect for this purpose even if new allocations to that Guarantee Period would not be accepted at the time. This rate will not be less than 3%.

The current rate percentage we use in item (c) of the formula is 0.00%. For purposes of calculating the MVA only, we reserve the right to add up to 0.25% to such current rate percentage.

DEATH BENEFIT AMOUNT (SEE SECTION 6.01): The larger of (a) the Annuity Account Value in the Guaranteed Period Account and (b) the sum of the Guaranteed Period Amounts in each Guarantee Period.

SEPARATE ACCOUNT (SEE ITEM 5 OF THE MVA ENDORSEMENT): The portion of the assets of Separate Account No. [46] equal to the reserves and other contract liabilities will not be chargeable with liabilities which arise out of any other business we conduct.


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DATA PAGES (CONT'D)


                       GUARANTEED MINIMUM INCOME BENEFIT
                      TABLE OF GUARANTEED MAXIMUM ANNUITY
                                PURCHASE RATES
                   PER $1,000 OF INITIAL LEVEL ANNUAL INCOME
                             SINGLE LIFE - [MALE]


                           AGE AT
                        CONTRACT DATE
                        ANNIVERSARIES                  RATE
                        -------------                  ----
                             67                      $16,722
                             68                       16,320
                             69                       15,921
                             70                       14,734
                             71                       14,391
                             72                       14,052
                             73                       13,716
                             74                       13,385
                             75                       13,058
                             76                       12,737
                             77                       12,422
                             78                       12,113
                             79                       11,810
                             80                       11,513


            Interest Basis:   2.% years 7 through 9 and 3% years 7 and later
                              Non-participating
            Mortality:        1983 Individual Annuity Mortality Table "a" for
                              [male] projected with modified Scale G.

Rates required for annuity forms not shown in the above table will be calculated by us on the same actuarial basis.


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                         ROLLOVER IRA [COMBINATION GMDB/GMIB BENEFIT (PLAN A)/
                                                   GMDB ONLY BENEFIT (PLAN B)]

                                     DATA


PART A -- THIS PART LISTS YOUR PERSONAL DATA.
------

OWNER:      [John Doe]

ANNUITANT:  [John Doe]                    Age: [60]         Sex: [Male]

CONTRACT:  GROUP ANNUITY CONTRACT NO. AC 7627

CERTIFICATE NUMBER:    [00000]

      ENDORSEMENTS ATTACHED: Endorsement Applicable to IRA Certificates
                             Endorsement Applicable to Market Value
                               Adjustment Terms
                             Endorsement Applicable to Life Contingent Annuity

      ISSUE DATE:             [January 1, 1996]

      CONTRACT DATE:          [January 1, 1996]

ANNUITY COMMENCEMENT DATE:    [January 22, 2021]

      THE MAXIMUM MATURITY AGE IS AGE [90] -- SEE SECTION 7.03. The Annuity Commencement Date may not be later than the Processing Date which follows your [90th] birthday.

      However, if you choose a date later than age 70 1/2, distribution of at least the minimum payments required must commence by April 1 of the calendar year following the calendar year in which you attain age 70 1/2 (see item 2 of the Endorsement Applicable to IRA Certificates).

BENEFICIARY:      [Jane Doe]

SUCCESSOR OWNER/ANNUITANT:  [Applicable if the beneficiary is the spouse at the time of election and time of Owner/Annuitant's death] [Jane Doe]


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DATA PAGES (CONT'D)


PART B -- THIS PART DESCRIBES CERTAIN PROVISIONS OF YOUR CERTIFICATE.
------
INITIAL CONTRIBUTION RECEIVED (SEE SECTION 3.02):     [$10,000.00]

INVESTMENT OPTIONS AVAILABLE (SEE PART II); YOUR ALLOCATION IS ALSO SHOWN.

                                                            ALLOCATION
INVESTMENT OPTIONS                                      (SEE SECTION 3.01)
------------------                                      ------------------
o      [CONSERVATIVE INVESTORS FUND
o      GROWTH INVESTORS FUND
o      GROWTH AND INCOME FUND                                $2,500.00
o      COMMON STOCK FUND
o      GLOBAL FUND
o      INTERNATIONAL FUND
o      AGGRESSIVE STOCK FUND                                 $2,500.00
o      MONEY MARKET FUND
o      INTERMEDIATE GOVERNMENT SECURITIES FUND

o      GUARANTEE PERIODS (CLASS I)
         EXPIRATION DATE AND GUARANTEED RATE
         FEBRUARY 15, 1997        5.00%                      $2,500.00
         FEBRUARY 15, 1998        5.00%                      $2,500.00
         FEBRUARY 15, 1999
         FEBRUARY 15, 2000
         FEBRUARY 15, 2001
         FEBRUARY 15, 2002
         FEBRUARY 15, 2003
         FEBRUARY 15, 2004
         FEBRUARY 15, 2005
         FEBRUARY 15, 2006
         FEBRUARY 15, 2007
         FEBRUARY 15, 2008*
         FEBRUARY 15, 2009*
         FEBRUARY 15, 2010*
         FEBRUARY 15, 2011*]
                                                    -------------------
                                                    TOTAL: [$10,000.00]

[Investment Options shown are Investment Funds of our Separate Account No. [45] and Guarantee Periods shown are in the Guaranteed Period Account. See Endorsement Applicable to Market Value Adjustment Terms.]

* Only available under the IRA Assured Payment Option and IRA APO Plus.

"TYPES" OF INVESTMENT OPTIONS (SEE SECTION 4.02):   Not applicable

GUARANTEED INTEREST ACCOUNT (SEE SECTION 2.01):     Not available under this
                                                      Certificate


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DATA PAGES (CONT'D)

BUSINESS DAY (SEE SECTION 1.05): A Business Day for this Certificate will mean any day on which the New York Stock Exchange is open for trading.

PROCESSING DATES (SEE SECTION 1.20): A Processing Date is each Contract Date anniversary.

AVAILABILITY OF INVESTMENT OPTIONS (SEE SECTION 2.04): (See Data pages, Part C; Allocation Restrictions)

ALLOCATION OF CONTRIBUTIONS (SEE SECTION 3.01): [Except as indicated below, your initial and any subsequent Contributions are allocated according to your instructions. No more than [60%] of any Contribution may be allocated to the Guaranteed Period Account.]

[If you have elected Principal Assurance in the application, then a portion of your initial Contribution is allocated by us to a Guarantee Period you have selected. The remaining portion of your initial Contribution is allocated to the Investment Funds according to your instructions. Any subsequent Contributions will be allocated according to your instructions.
(See Data pages, Part C; Allocation Restrictions)]

[If you elect the IRA Assured Payment Option after issue of the Certificate, your Annuity Account Value and any subsequent Contributions will be allocated by us to the Guaranteed Period Account and the Life Contingent Annuity and no amounts may be allocated to the Investment Funds. (See Data pages, Part C; Allocation Restrictions)]

[If you elect the IRA APO Plus after issue of the Certificate, a portion of your Annuity Account Value is allocated by us to the Guaranteed Period Account and the Life Contingent Annuity. The remaining Annuity Account Value is allocated to the Investment Funds according to your instructions until transferred by us. (See Data pages, Part C; Allocation Restrictions)]

CONTRIBUTION LIMITS (SEE SECTION 3.02): [We will only accept initial Contributions of at least [$5,000 ] in the form of either a rollover Contribution or a direct custodian-to-custodian transfer from other individual retirement arrangements. Subsequent Contributions may be made in an amount of at least [$1,000]. Subsequent Contributions may be "regular" IRA Contributions (limited to a maximum of $2,000 a year), rollover Contributions or direct transfers. Rollover Contributions and direct transfers are not subject to the $2,000 annual limit. "Regular" IRA Contributions may not be made for the taxable year in which you attain age 70 1/2 and thereafter. Rollover and direct transfer Contributions may be made until you attain age 84. However, any amount contributed after you attain age 70 1/2 must be net of your minimum distribution for the year in which the rollover or direct transfer Contribution is made (see item 2 Annuity Commencement Date in Endorsement Applicable to IRA Certificates). We may refuse to accept any Contribution if the sum of all Contributions under your Certificate would then total more than [$1,000,000]. We reserve the right to limit aggregate Contributions made after the first Contract Year to 150% of first year Contributions. We may also refuse to accept any contribution if the sum of all contributions under all Equitable annuity accumulation certificates/contracts you own would then total more than [$2,500,000].]


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DATA PAGES (CONT'D)

[A minimum Annuity Account Value of $10,000 is required to elect the IRA Assured Payment Option or IRA APO Plus.]

TRANSFER RULES (SEE SECTION 4.02):  (See Data pages, Part C)

ALLOCATION OF WITHDRAWALS (SEE SECTION 5.01): [Lump Sum Withdrawals - You must provide withdrawal instructions indicating from which Investment Options the Lump Sum Withdrawal and any withdrawal charge will be taken; Minimum Distribution Withdrawals - Unless you specify otherwise, Minimum Distribution Withdrawals will be withdrawn on a pro rata basis from your Annuity Account Value in the Investment Funds. If there is insufficient value or no value in the Investment Funds, any additional amount of the withdrawal required or the total amount of the withdrawal, as applicable, will be withdrawn from the Guarantee Periods in order of the earliest Expiration Date(s) first.]

WITHDRAWAL RESTRICTIONS (SEE SECTION 5.01): Minimum Distribution Withdrawals May be elected in the year in which you attain age 70 1/2 or at a later date. Minimum Distribution Withdrawals will be made annually.

Minimum Distribution Withdrawals may not be elected while the IRA Assured Payment Option or IRA APO Plus is in effect.

MINIMUM WITHDRAWAL AMOUNT (SEE SECTION 5.01):  [Lump Sum Withdrawals minimum
- $1,000; Minimum Distribution Withdrawals minimum - $250.]

MINIMUM AMOUNT OF ANNUITY ACCOUNT VALUE AFTER A WITHDRAWAL (SEE SECTION 5.02):
Requests for a withdrawal must be for either (a) [90]% or less of the Cash Value or (b) 100% of the Cash Value (surrender of the Certificate).

We will NOT exercise our rights, described in Sections 5.02(b) and 5.02(c), to terminate the Certificate.

DEATH BENEFIT AMOUNT (SEE SECTION 6.01):

The sum of:

      (1) The Annuity Account Value in the Investment Funds or, if greater, the guaranteed minimum death benefit defined below; and

      (2) The death benefit amount provided with respect to the Endorsement Applicable to Market Value Adjustment Terms. (See Data pages, Part C)


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DATA PAGES (CONT'D)

      Guaranteed Minimum Death Benefit (GMDB)
      The GMDB is determined daily. On the Contract Date, the GMDB is equal to the portion of the initial Contribution allocated to the Investment Funds. Thereafter, the GMDB is equal to (a) the GMDB determined on the immediately preceding Business Day, plus (b) any subsequent Contributions and transfers into the Investment Funds, less (c) any transfers and withdrawals from such Funds. In addition, interest (see below) is credited to and becomes part of the GMDB on each Processing Date.

      [6% to 80 Benefit - Interest will be credited at the effective annual GMDB interest rate of 6% (3% for amounts in the Money Market Fund) through age 80, and 0% thereafter. Contributions, transfers and withdrawals during the Contract Year will be taken into account.]

      [Applicable to Plan A only] [Alternate 6% to 70 Benefit - Interest will be calculated at the effective annual GMDB interest rate of 6% (3% for amounts in the Money Market Fund) through age 70, and 0% thereafter. Contributions, transfers and withdrawals during the Contract Year will be taken into account.]

      Withdrawals and transfers out of the Investment Funds generally cause a reduction in the GMDB on a dollar-for-dollar basis. However, if on any Transaction Date, (i) the GMDB exceeds the Annuity Account Value and
      (ii) the sum of withdrawals and transfers out of the Investment Funds is greater than 6% of the beginning of year GMDB, the GMDB will be reduced on a pro rata basis on the Transaction Date. The amount of the reduction will be determined by dividing the amount of the withdrawal by the Annuity Account Value on the Transaction Date and multiplying this percentage by the then current GMDB.

      [Applicable for successor Owner/Annuitant election at issue] On the Processing Date following your death, if the successor Owner/Annuitant election is in effect at your death, the GMDB will be reset at the greater of the current GMDB and the current Annuity Account Value in the Investment Funds. The GMDB interest rate will subsequently be credited based on the age (as of the Processing Date) of the successor Owner/Annuitant. [Applicable to Plan A only] [For such Certificates, the guaranteed minimum income benefit will continue to be available on Contract Date anniversaries seven and later based on the Contract Date of this Certificate, provided the guaranteed minimum income benefit is exercised as specified below under "Guaranteed Minimum Income Benefit," based on the age of the successor Owner/Annuitant.]

NORMAL FORM OF ANNUITY (SEE SECTION 7.04):  [Life Annuity 10 Year Period
Certain]

AMOUNT OF ANNUITY BENEFIT (SEE SECTION 7.05): The amount applied to provide the Annuity Benefit will be (1) the Annuity Account Value for any life annuity form or (2) the Cash Value for any period certain only annuity form except that if the period certain is more than five years the amount applied will be no less than 95% of the Annuity Account Value.


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DATA PAGES (CONT'D)

INTEREST RATE TO BE APPLIED IN ADJUSTING FOR MISSTATEMENT OF AGE OR SEX (SEE
SECTION 7.06):  [6% per year]

MINIMUM AMOUNT TO BE APPLIED TO AN ANNUITY (SEE SECTION 7.06): [$2,000, as well as minimum of $20 for initial monthly annuity payment.]

WITHDRAWAL CHARGES (SEE SECTION 8.01): [A withdrawal charge will be imposed as a percentage of each Contribution made to the extent that (i) any withdrawals during a Contract Year exceed the Free Corridor Amount as discussed in Section
8.01 or, (ii) the Certificate is surrendered to receive the Cash Value. We determine the withdrawal charge separately for each Contribution in accordance with the table below.]

                                          Current and Maximum
                                             Percentage of
                  Contract Year              Contributions
                  -------------           -------------------
                       [1                        7.00%
                        2                        6.00%
                        3                        5.00%
                        4                        4.00%
                        5                        3.00%
                        6                        2.00%
                        7                        1.00%
                   8 and later                   0.00%]

[The applicable withdrawal charge percentage is determined by the Contract Year in which the withdrawal is made or the Certificate is surrendered, beginning with "Contract Year 1" with respect to each Contribution withdrawn or surrendered. For purposes of the table, for each Contribution, the Contract Year in which we receive that Contribution is "Contract Year 1."]

[Withdrawal charges will be deducted from the Annuity Account Value in the Investment Options from which each withdrawal is made in proportion to the amount being withdrawn from each Investment Option.]

FREE CORRIDOR AMOUNT (SEE SECTION 8.01): [[15%] of Annuity Account Value at the beginning of the Contract Year, minus any amount previously withdrawn during the Contract Year. Amounts withdrawn up to the Free Corridor Amount will not be deemed a withdrawal of Contributions. In any Contract Year when a Minimum Distribution Withdrawal is the only withdrawal taken, no withdrawal charge will apply.]

[Lump Sum Withdrawals in excess of the Free Corridor Amount or a Minimum Distribution Withdrawal when added to a Lump Sum Withdrawal previously taken in the same Contract Year, which exceeds the Free Corridor Amount will be deemed withdrawals of Contributions in the order in which they were made (that is, the first-in, first-out basis will apply).]


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DATA PAGES (CONT'D)

[The Free Corridor Amount does not apply when calculating the withdrawal charge applicable upon a surrender.]

[If the IRA Assured Payment Option or IRA APO Plus is in effect a 10% Free Corridor Amount will apply for Lump Sum Withdrawals.]

CHARGES DEDUCTED FROM ANNUITY ACCOUNT VALUE (SEE SECTION 8.02):

      (a) Distribution Fee: [A distribution fee is deducted in an amount of [0.20%] of each Contribution received during the first Contract Year. This charge is deducted on each of the first seven Processing Dates (so long as the Certificate is in force). [0.20%] is the maximum we will charge.]

      (b) [Applicable to Plan A] Combined GMDB/GMIB Charge: [We deduct annually on each Processing Date an amount equal to [0.45%] of the GMDB in effect on such Processing Date. [0.45%] is the maximum we will charge.] [Alternate] [We deduct annually on each Processing Date an amount equal to [0.30%] of the GMDB in effect on such Processing Date. [0.30%] is the maximum we will charge.]

            [Applicable to Plan B] GMDB Charge: [We deduct annually on each Processing Date an amount equal to [0.20%] of the GMDB in effect on such Processing Date. [0.20%] is the maximum we will charge.]

      (c) Annual Contract Fee: [An administrative charge of [$30] per Contract Year is incurred at the beginning of each Contract Year and deducted on each Processing Date. [$30] is the maximum amount we will charge.] [If the initial Contribution equals $25,000 or more, this charge will be zero.]

      (d) Premium Taxes: [A charge for any applicable premium tax generally will be deducted from the amount applied to provide an Annuity Benefit under Section 7.02. In certain states, however, we may deduct the charge from Contributions rather than at the Annuity Commencement Date.]

All of the above charges will be deducted from the Annuity Account Value in the Investment Funds on a pro rata basis. If there is insufficient value in the Investment Funds, all or a portion of the charges in (a), (c) and (d) will be deducted from the Annuity Account Value with respect to the Guarantee Periods in order of the earliest Expiration Date(s) first. The charge in (b) will always be deducted from the Annuity Account Value in the Investment Funds on a pro rata basis. Also, if you surrender the Certificate or it is terminated during a Contract Year before the next Processing Date, we will deduct any annual contract fee in (c) incurred but not yet deducted.

WITHDRAWAL PROCESSING CHARGE (SEE SECTION 8.02): [We reserve the right to impose an administrative charge of the lesser of $25 and 2.0% of the amount withdrawn for each Lump Sum Withdrawal after the fifth in a Contract Year.]


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DATA PAGES (CONT'D)

DAILY SEPARATE ACCOUNT CHARGES (SEE SECTION 8.04):

Mortality and Expense Risk Charge:
                Current and Maximum       [Annual rate of 0.90% (equivalent
                                          to a daily rate of 0.002477%).]

Asset Based Administrative Charge:
                Current and Maximum       [Annual rate of 0.25% (equivalent
                                          to a daily rate of 0.000692%).]


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DATA PAGES (CONT'D)


PART C -- THIS PART LISTS THE TERMS WHICH APPLY TO THE ENDORSEMENT APPLICABLE
------    TO MARKET VALUE ADJUSTMENT TERMS (MVA ENDORSEMENT).

ALLOCATION RESTRICTIONS (SEE SECTION 3.01): Except as indicated below, if you are age 76 or above, allocations may be made only to Guarantee Periods with maturities of five years or less; however, in no event may allocations be made to Guarantee Periods with maturities beyond the February 15th immediately following the Annuity Commencement Date.

If you elect the IRA Assured Payment Option, your Contributions and Annuity Account Value will be allocated by us to serially maturing Guarantee Periods having Expiration Dates in annual sequence and the Modal Payment portion of the Guaranteed Period Account, if applicable, and applied to the Life Contingent Annuity, so as to provide substantially equal or increasing withdrawal payments during a fixed period followed by annuity payments for life under the Life Contingent Annuity. The fixed period payments consist of payments described under Transfers at Expiration Date, below. When amounts are applied under the Life Contingent Annuity, Data pages, Part D will be issued.

If you elect the APO Plus, a portion of your Annuity Account Value is allocated by us to serially maturing Guarantee Periods having Expiration Dates in annual sequence and the Modal Payment portion of the Guaranteed Period Account, if applicable, and applied to the Life Contingent Annuity, so as to provide substantially equal withdrawal payments during a fixed period followed by annuity payments for life under the Life Contingent Annuity. Fixed period payments are described under Transfers at Expiration Date, below. The remaining Annuity Account Value is allocated among the Investment Funds according to your instructions. Any subsequent Contributions will also be allocated to the Investment Funds according to your instructions and then will be periodically transferred by us to the Guarantee Periods and the Life Contingent Annuity. When amounts are applied under the Life Contingent Annuity, Data pages, Part D will be issued.

TRANSFERS AT EXPIRATION DATE (SEE ITEM 1 OF MVA ENDORSEMENT): Except as indicated below, if no election is made with respect to amounts in the Guaranteed Period Account as of the Expiration Date, such amounts will be transferred into the Guarantee Period with the earliest Expiration Date.

If the IRA Assured Payment Option or IRA APO Plus is in effect, upon the expiration of a Guarantee Period, the Guaranteed Period Amount will be paid to you in full, if annual payments are to be made on an Expiration Date in each calendar year. Otherwise, the Guaranteed Period Amount will be transferred into the Modal Payment portion of the Guaranteed Period Account. You may not transfer these amounts into any other Investment Options. These withdrawals will not be subject to a withdrawal charge.


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DATA PAGES (CONT'D)

[Applicable to Plan A only]
GUARANTEED MINIMUM INCOME BENEFIT (GMIB) (SEE ITEM 1 OF MVA ENDORSEMENT): When you elect the IRA Assured Payment Option (described above) during the period of time indicated below, the GMIB provides a minimum amount of guaranteed lifetime income under such option. The fixed period will be based on your age at the time of election. For level payments the fixed period will be 10 years for ages 60 through 75; 85 less your age for ages 76 through 78; and 7 years for ages 79 through 83. For increasing payments the fixed period will be 15 years for ages 60 through 70; 12 years for ages 71 through 75; 9 years for ages 76 through 80; and 6 years for ages 81 through 83.

The GMIB is available only if it is exercised within 30 days following the 7th or later Contract Date anniversary under this Certificate; provided it is not purchased earlier than your age 60, nor later than age 83.

On the Transaction Date the amount of the periodic lifetime income to be provided under the IRA Assured Payment Option will be based on an amount equal to the GMDB described above (reduced by any remaining withdrawal charges) divided by guaranteed maximum annuity purchase rates under the Certificate. The guaranteed maximum annuity purchase rates are based on (i) interest at 2.5% if the GMIB is exercised within 30 days following a Contract Date anniversary in years 7 through 9 and at 3.0% if exercised within 30 days following the 10th or later Contract Date anniversary and (ii) mortality based on the 1983 Individual Annuity Mortality Table "a" projected with modified Scale G. See the Guaranteed Minimum Income Benefit Table of Guaranteed Maximum Annuity Purchase Rates attached.

If you have Annuity Account Value in the Guaranteed Period Account under your Certificate as of the Transaction Date that you exercise the GMIB, such Annuity Account Value will also be applied (at current annuity purchase rates) toward providing payments under the IRA Assured Payment Option.

When you exercise the GMIB, we automatically determine whether the application of your Annuity Account Value in the Investment Funds at current purchase rates under the IRA Assured Payment Option (with a fixed period as specified above) would produce higher lifetime income, and if so, the higher income would be provided.

MARKET VALUE ADJUSTMENT (MVA) ON TRANSFERS AND WITHDRAWALS (SEE ITEM 2 OF MVA ENDORSEMENT): The MVA (positive or negative) resulting from a withdrawal or transfer of a portion of the amount in a Guarantee Period will be a percentage of the MVA that would be applicable upon a withdrawal of all of the Annuity Account Value from a Guarantee Period. This percentage is determined by (i) dividing the amount of the withdrawal or transfer from the Guarantee Period by
(ii) the Annuity Account Value in such Guarantee Period prior to the withdrawal or transfer.


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DATA PAGES (CONT'D)

TRANSFER RULES (SEE SECTION 4.02): Transfers are permitted to or from the Guaranteed Period Account or among the Guarantee Periods once per quarter during each Contract Year at any time during the quarter. Guarantee Periods to which transfers may be made are limited based on your attained age (see Allocation Restrictions above).

MVA FORMULA (SEE ITEM 3 OF MVA ENDORSEMENT): The Guaranteed Rate for new allocations to a Guarantee Period is the rate we have in effect for this purpose even if new allocations to that Guarantee Period would not be accepted at the time. This rate will not be less than 3%.

The current rate percentage we use in item (c) of the formula is [0.00%]. For purposes of calculating the MVA only, we reserve the right to add up to [0.25%] to such current rate percentage.

DEATH BENEFIT AMOUNT (SEE SECTION 6.01): The larger of (a) the Annuity Account Value in the Guaranteed Period Account and (b) the sum of the Guaranteed Period Amounts in each Guarantee Period.

SEPARATE ACCOUNT (SEE ITEM 5 OF THE MVA ENDORSEMENT): The portion of the assets of Separate Account No. [46] equal to the reserves and other contract liabilities will not be chargeable with liabilities which arise out of any other business we conduct.


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DATA PAGES (CONT'D)

                       GUARANTEED MINIMUM INCOME BENEFIT
                      TABLE OF GUARANTEED MAXIMUM ANNUITY
                                PURCHASE RATES
                   PER $1,000 OF INITIAL LEVEL ANNUAL INCOME
                             SINGLE LIFE - [MALE]


                           AGE AT
                        CONTRACT DATE
                        ANNIVERSARIES                  RATE
                        -------------                  ----
                             67                      $16,722
                             68                       16,320
                             69                       15,921
                             70                       14,734
                             71                       14,391
                             72                       14,052
                             73                       13,716
                             74                       13,385
                             75                       13,058
                             76                       12,737
                             77                       12,422
                             78                       12,113
                             79                       11,810
                             80                       11,513


            Interest Basis:   2.% years 7 through 9 and 3% years 7 and later
                              Non-participating
            Mortality:        1983 Individual Annuity Mortality Table "a" for
                              [male] projected with modified Scale G.

Rates required for annuity forms not shown in the above table will be calculated by us on the same actuarial basis.